UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

February 8, 2008

(Date of Report — date of earliest event reported)

DATALINK CORPORATION

(Exact name of registrant as specified in charter)

Minnesota

(State or other jurisdiction of incorporation or organization)

00029758	41-0856543
(Commission File No.)	(IRS Employer Identification No.)

8170 Upland Circle, Chanhassen, MN 55317-8589

(Address of principal executive offices)

952-944-3462

(Registrant’s telephone number, including area code)

(Former Name and Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(e) On February 8, 2008, the compensation committee of our board of directors took action with respect to the compensation of our executive officers.  Details regarding such actions are set forth below.

Executive Officer Compensation

The compensation committee granted incentive stock options under our Incentive Compensation Plan (the “Plan”), and established a non-equity incentive plan for 2008.

Stock Option Awards

Our compensation committee awarded incentive stock options to executive officers under our Plan, as follows:

Name and Position of Executive Officer	Stock Awards (#)
Charles B. Westling	66,000
President and Chief Executive Officer
Gregory T. Barnum	34,000
Chief Financial Officer
Robert R. Beyer	40,000
Senior Vice President of Field Operations
Mary E. West	20,000
Vice President, Human Resources

Each option has a term of ten years and is exercisable if vested.  The options will vest at the rate of one-third of the number of shares awarded thereunder on each of February 7, 2009, 2010 and 2011, assuming continued employment by the executive through such date..  In accordance with the provisions of the Plan, the options will vest sooner upon particular changes in control of our company.  The exercise price of each option is $3.91, representing the closing price of our common stock on the Nasdaq Global Market on February 8, 2008. We have previously filed the form of non-qualified stock option agreement used in connection with awards to executive officers under our Plan.

Performance Bonus Plan for 2007

On February 8, 2008, our compensation committee approved a 2008 bonus plan containing our 2008 performance objectives.  Our executives may earn bonus compensation based on meeting a combination of financial and subjective measurements.  If we meet 100% of these objectives, our executive officers will earn their respective target bonuses.  Our executive officers may earn up to 150% of their targeted bonuses for meeting over 100% of these objectives.  If we meet less than 80% of these objectives, our executive officers will not earn any target bonuses.  Under these arrangements, and for achieving performance between 80% and 150% of the target objectives, Mr. Westling may earn a cash bonus of between $42,427 and $318,203, Mr. Barnum may earn a cash bonus of between $17,138 and $128,535, Mr. Beyer may earn a cash bonus of between $26,125 and $195,938, and Ms. West may earn a cash bonus of between $11,060 and $82,952.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: February 12, 2008

DATALINK CORPORATION

	By:	/s/ Gregory T. Barnum
Gregory T. Barnum
Chief Financial Officer